Exhibit 7

Weighted Average Number of Ordinary Shares

Number outstanding at start of period	822,601,167	633,192,071
Plus Weighted Average movement of:
Ordinary Shares	11,169,520	27,200,247
Ordinary Share Equivalents	n/a	n/a
Contingently Issuable Shares	n/a	n/a
Bonus Element Current Year	1,403,542	4,636,009
Current Bonus Element Applied to Prior Year		1,482,718
Total Weighted Avge No. of Ordinary Shares	835,174,229	666,511,545

Diluted EPS

Before Significant Items
Earnings before PACRS per above	431,361,044	316,890,523
Plus
Additional Potential Income After Tax	26,814,217	53,588,254
less OEI at Average Rate
less Interest on PACRS	(52,298,631)	(36,383,648)
Earnings After PACRS interest	405,876,629	334,095,128

Weighted Avge Ordinary Shares for Basic	835,174,229	666,511,545
Plus Potential Ordinary Shares	71,120,895	123,337,389
Weighted Avge Ordinary Shares for Diluted	906,295,124	789,848,933

EPS	44.8 cents	42.3 cents

After Significant Items
Earnings	361,277,797	851,697,376
Plus
Additional Potential Income	6,070,243	53,588,254
less OEI at Average Rate
less Interest on PACRS	(52,298,631)	(36,383,648)
Earnings After PACRS interest	315,049,408	868,901,981

Weighted Avge Ordinary Shares for Basic	835,174,229	666,511,545
Plus Potential Ordinary Shares	22,135,552	123,337,389
Weighted Avge Ordinary Shares for Diluted	857,309,781	789,848,933

EPS	36.7 cents	110.0 cents

	Basic EPS		Diluted EPS		Prior Year as Published		After 02/03 Bonus Factor Applied 0.9977?
	30-Jun-03	30-Jun-02	30-Jun-03	30-Jun-02	Basic	Diluted

Statutory
Note 42. Earnings per Share (EPS)

Weighted Average Ordinary Shares
Weighted Average pre-Bonus Elements	833,771	660,393	833,711	660,393	660,393	660,393	651,86?
Bonus Element Current Year	1,404	4,636	1,404	4,636	4,636	4,636	4,64?
Current Bonus Element Applied to Prior Financial Year	—	1,483	—	1,483
Total Weighted Average Ordinary Shares	835,175	668,512	835,174	666,512	665,029	665,029	666,512

EPS Before Significants
Weighted Average Ordinary Shares Before Significants	835,174	666,512	835,174	666,512	665,029	665,029	66,512
(Millions - after Bonus Elements included)
Effect of employee options			3,654	1,433		1,430	1,433
Effect of PACRS			—	53,967		53,847	53,967
Effect of partly-paid shares			0.434	0.311		0.310	0.314
Effect of convertible securities			67,033	67,626		67,476	67,626
Number for Diluted EPS			906,295	789,849	665,029	788,092	789,849

EPS before Significants (PACRS as Debt)
Post Goodwill
PAT before Significant items ($m) PACRS as Equity	431.4	315.9	468.2	370.5	316.9	370.5
less PACRS Interest Paid as Equity	(52.3)	(35.4)	(62.3)	(36.4)	(36.4)	(36.4)
PAT before Significant items ($m) PACRS as Debt - Post Goodwill	379.1	280.5	405.9	334.1	280.5	334.1
Basic EPS before Significants - Post Goodwill	45.4 cents	42.1 cents	44.8 cents	42.3 cents	42.2 cents	42.4 cents
Change from Restated Prior Period	7.9%	3.3? cents	11.7%	2.50 cents

Pre Goodwill
PAT before Significant Items ($m) PACRS as Debt	379.1	280.5	405.?	334.1	280.5	334.1
Add back Goodwill Amortisation	138.8	54.5
Less Tax Effecting Goodwill	(10.1)	—
PAT before Significant Items ($m) PACRS as Debt - Pre Goodwill	507.8	335.0
Basic EPS before Significants - Pre Goodwill	60.8 cents	50.3 cents
Change from Restated Prior Period	20.9%	10.50 cents

EPS before Significants (PACRS as Equity)
PAT before Significant Items ($m) PACRS as Equity	431.4	31?.9	455.2	370.5	316.9	370.5
Basic EPS before Significants	51.7 cents	47.5 cents	50.6 cents	46.9 cents	47.7 cents	47.0 cents
Change from Prior Period	6.6%	4.20 cents	7.9%	3.70 cents

EPS After Significants
Weighted Average Ordinary Shares After Significants	835.174	666.512	835.174	666.512	665.029	665.029	665.512
(Millions - after Bonus Elements included)
Effect of employee options			3.654	1.433		1.430	1.433
Effect of PACRS			—	53.967		53.647	53.967
Effect of partly-paid shares			0.434	0.311		0.510	0.311
Effect of convertible securities			18.048	67.626		67.476	67.626
Number for Diluted EPS			857.310	789.849		788.092	788.849

EPS after Significants (PACRS as Debt)
PAT after Signficant Items ($m) PACRS as Debt	361.3	651.7	367.3	905.3	851.7	905.3
less PACRS Interest Paid as Equity	(52.3)	(36.4)	(52.3)	(36.4)	(38.4)	(36.4)
PAT after Significant Items ($m) PACRS as Debt	309.0	815.3	315.3	868.9	815.3	868.9
Basic EPS after Significants	37.0 cents	122.3 cents	36.7 cents	110.0 cents	122.5 cents	110.3 cents
Change from Restated Prior Period	-69.7%	65.30 cents	-12.0%	7?.50 cents

EPS after Significants (PACRS as Equity)
PAT after Significant Items ($m)	361.3	851.7	367.3	906.3	851.7	905.3
Basic EPS after Significants	43.3 cents	127.5 cents	42.8 cents	114.5 cents	12?.1 cents	114.3 cents
Change from Prior Period	-66.1%	64.50 cents	-62.7%	71.?0 cents

	Note 42. Earnings Per Share (EPS)

		Revised Method
		30-Jun-03	30-Jun-02
	Basic EPS
	Earnings
	Before Significant Items
T_PBST	T_PBT - excl. Significant Items	575,273,012	446,364,271
	Less
T500	Tax exp op profit before abnormals	(127,100,620)	(120,180,252)
	Excluding:
	Portion Attributable to OEI
U510	OEI- share of oper profit after tax	(16,811,348)	(9,293,496)
U511	OEI - share of abnormals after tax	—	—
	Cost of Servicing Equity
	Preference Share Dividends	n/a	n/a

T_PATSIGN	Profit After Tax before Sign Items	431,361,044	316,890,523

	After Significant Items
T_PATSIGN	Profit After Tax before Sign Items	431,361,044	316,890,523
	Less
T_ABN	Total Abnormal	—	—
T_SIGNIFICANT	Total Significant PL Items	(86,629,636)	534,806,853
T_TAX_SIGN	Total Tax Significant Items	16,546,389	0
T_NETRECHRG	Overhead Recharges after Tax	—	—

T_PATEXOEIR	Total PAT Extra & OEI & Recharges	361,277,797	851,697,376

	02/03	01/02
Weighted Average Number of Ordinary Shares

Number outstanding at start of period	822,601,167	633,192,071
Plus Weighted Average movement of:
Ordinary Shares	11,169,520	27,200,747
Ordinary Share Equivalents	n/a	n/a
Contingently Issuable Shares	n/a	n/a
Bonus Element Current Year	1,403,542	4,636,009
Current Bonus Element Applied to Prior Year		1,482,718
Total Weighted Avge No. of Ordinary Shares	835,174,229	666,511,545

12

Basic EPS (PACRS as DEBT)

Before Significant Items
Earnings before PACRS	431,361,044	316,890,523
less Interest on PACRS	(52,298,631)	(36,383,648)
Earnings After PACRS Interest	379,062,413	280,506,875

Weighted Avge Ordinary Shares (Including All Bonus Elements)	835,174,229	666,511,545

EPS	45.4 cents	42.1 cents
Change from Prior Period	7.8%	3.30 cents

After Significant Items
Earnings	361,277,797	851,697,376
less Interest on PACRS	(52,298,631)	(36,383,648)
Earnings After PACRS Interest	308,979,165	815,313,728

Weighted Avge Ordinary Shares	835,174,229	666,511,545

EPS	37.0 cents	122.3 cents
Change from Prior Period	-69.7%	85.30 cents

	Note 42. Earnings Per Share (EPS)

		LEGAL	LEGALPY1
		Revised Method
		30-Jun-03	30-Jun-02
	Diluted EPS
	Earnings
	Before Significant Items
T_PBST	T_PBT - excl. Significant Items	575,273,012	446,384,271
	Less
T500	Tax exp op profit before abnormals	(127,100,620)	(120,180,252)
	Excluding:
	Portion Attributable to OEI
U510	OEI - share of oper profit after tax	(16,811,348)	(9,293,496)
U511	OEI - share of abnormals after tax	—	—
	Cost of Servicing Equity
	Preference Share Dividends	n/a	n/a

T_PATSIGN	Profit After Tax before Sign Items	431,361,044	316,890,523

	After Significant Items
T_PATSIGN	Profit After Tax before Sign items	431,361,044	316,890,523
	Less
T_ABN	Total Abnormal	—	—
T_SIGNIFICANT	Total Significant PL Items	(86,629,636)	534,806,853
T_TAX_SIGN	Total Tax Significant Items	16,546,389	0
T_NETRECHRG	Overhead Recharges after Tax	—	—

T_PATEXOEIR	Total PAT Extra &OEI & Recharges	361,277,797	851,697,376